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                                   UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549
                                 AMENDMENT NO. 1 TO
                                     FORM 8-A

                 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

                                TRAVELERS CAPITAL II
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


               Delaware                                06-6432179
(State of incorporation or organization)    (I.R.S. Employer Identification
                                            no.)

c/o Travelers Group Inc.
388 Greenwich Street
New York, New York                                         10013
(Address of principal executive offices)               (zip code)

If this Form relates to the registration    If this Form relates to the
of a class of debt securities and is        registration of a class of debt
effective upon filing pursuant to           securities and is to become
General Instruction A(c)(1) please          effective simultaneously with the
check the following box  | |                effectiveness of a concurrent
                                            registration statement under the
                                            Securities Act of 1933 pursuant
                                            to General Instruction A(c)(2)
                                            please check the following box | |

Securities to be registered pursuant to Section 12(b) of the Act:

           Title of each class              Name of Each Exchange on Which
           to be so Registered              Each Class is to be Registered

7 3/4% Trust Preferred Securities           New York Stock Exchange
(and the Guarantee with respect thereto)

Securities to be registered pursuant to Section 12(g) of the Act:

                                                         (None)



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                    INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities to be Registered.

          The information set forth under the headings "Description of Preferred Securities" and "Description of Guarantees" in the Registration Statement on Form S-3 of the Registrant, as amended, dated September 30, 1996 and the headings "Description of the Preferred Securities" and "Description of Guarantee" in the Prospectus Supplement dated November 27, 1996, is incorporated by reference herein.

Item 2.   Exhibits.

          2.1 Registration Statement on Form S-3 (No. 333-12439) of the Registrant, as amended (the "Registration Statement").

          2.2 Certificate of Trust dated September 19, 1996, of Travelers Capital II, incorporated by reference to Exhibit 4.2 to the Registration Statement.

          2.3 Form of Amended and Restated Declaration of Trust for Travelers Capital II ("Declaration of Trust"), incorporated by reference to
               Exhibit 4.7 to the Registration Statement.

          2.4  Form of Preferred Security, included in the Declaration of Trust.

          2.5 Form of Guarantee with respect to the Preferred Securities, incorporated by reference to Exhibit 4.15 to the Registration Statement.

          2.6 Form of Indenture between Travelers Group Inc. and The Chase Manhattan Bank, N.A., as Trustee, relating to the Junior Subordinated Debt Securities, incorporated by reference to
               Exhibit 4.11 to the Registration Statement.


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                                      SIGNATURES


     Pursuant to the requirements of Section 12 of the Securities Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             TRAVELERS CAPITAL II


                                             By /s/Irwin Ettinger
                                                -----------------------------
                                                  Irwin Ettinger, as Trustee



                                             By /s/Heidi G. Miller
                                                -----------------------------
                                                  Heidi G. Miller, as Trustee


                                             TRAVELERS GROUP INC.


                                             By /s/Robert Matza
                                                -----------------------------




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